Exhibit 99.2

Yummy Flies, Inc.,
and Pura Naturals, Inc.
Pro Forma Consolidated Financial Statements
(unaudited)

Page

Pro Forma Consolidated Financial Statements:

Pro Forma Consolidated Balance Sheet
as of June 30, 2016 (unaudited)	2

Pro Forma Consolidated Statements of Operations
for the six months ended June 30, 2016 unaudited)	3

Pro Forma Consolidated Statements of Operations
for the year ended December 31, 2015 (unaudited)	4

Notes to Pro Forma Consolidated Financial Statements (unaudited)	5

Exhibit 99.2 -- Page 1

YUMMY FLIES, INC.
PURA NATURALS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2016
(UNAUDITED)

	Yummy	Pura	Pro forma		Pro forma
	Flies	Naturals	Adjustments		Consolidated
	(historical)	(historical)
ASSETS

Current Assets:
Cash	$714	$10,779			$11,493
Accounts receivable		111,419			111,419
Due from related parties		27,088			27,088
Prepaid expenses and other current assets		11,151			11,151
Total current assets	714	160,437	-		161,151

Intangible assets		4,550			4,550
TOTAL ASSETS	$714	$164,987	$-		$165,701

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$20,040	$164,153			$184,193
Accrued expenses		34,502			34,502
Due to related parties		71,434			71,434
Deferred income		56,788			56,788
Convertible note payable, net of discount of $173,585		26,415			26,415
Total current liabilities	20,040	353,292	-		373,332

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value, 100,000,000 shares authorized	10,278	15,015	(8,289)	a	8,256
			(8,748)	b
Additional paid-in capital	149,721	957,302	8,289	a	944,735
			8,748	b
			(179,325)	c
Accumulated deficit	(179,325)	(1,160,622)	179,325	c	(1,160,622)
Total stockholders' deficit	(19,326)	(188,305)	-		(207,631)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$714	$164,987	$-		$165,701

See accompanying notes to pro forma consolidated financial statements

Exhibit 99.2 -- Page 2

YUMMY FLIES, INC.
PURA NATURALS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2016
(UNAUDITED)

	Yummy	Pura	Pro forma	Pro forma
	Flies	Naturals	Adjustments	Consolidated
	(historical)	(historical)

Sales	$	$250,228	$	$250,228
Cost of goods sold		109,885		109,885
Gross profit	-	140,343	-	140,343

Operating expenses:
Selling expenses		18,801		18,801
General and administrative expenses	20,040	534,521		554,561
Total operating expenses	20,040	553,322	-	573,362
Loss from operations	(20,040)	(412,979)	-	(433,019)

Other income (expense)
Interest expense		(585)		(585)
Amortization of debt discount		(26,415)		(26,415)
Total other income (expense)	-	(27,000)	-	(27,000)
Loss before provision for income taxes	(20,040)	(439,979)	-	(460,019)

Provision for income taxes	-	-		-
			-
Net loss	$(20,040)	$(439,979)	$-	$(460,019)

Weighted average shares outstanding :	10,278,000	-	-	8,256,000

Loss per share	$(0.00)	-	-	$(0.06)

See accompanying notes to pro forma consolidated financial statements

Exhibit 99.2 -- Page 3

YUMMY FLIES, INC.
PURA NATURALS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(UNAUDITED)

	Yummy	Pura	Pro forma	Pro forma
	Flies	Naturals	Adjustments	Consolidated
	(historical)	(historical)

Sales	$910	$479,204	$	$480,114
Cost of goods sold	42	191,493		191,535
Gross profit	868	287,711	-	288,579

Operating expenses:
Selling expenses		112,439		112,439
General and administrative expenses	24,581	1,674,169		1,698,750
Total operating expenses	24,581	1,786,608	-	1,811,189
Loss from operations	(23,713)	(1,498,897)	-	(1,522,610)

Other income (expense)
Interest expense	(5,119)	-		(5,119)
Total other income (expense)	(5,119)	-	-	(5,119)
Loss before provision for income taxes	(28,832)	(1,498,897)	-	(1,527,729)

Provision for income taxes	-	-		-

Net loss	$(28,832)	$(1,498,897)	$-	$(1,527,729)

Weighted average shares outstanding :	10,278,000			8,256,000

Loss per share	$(0.00)			$(0.19)

See accompanying notes to pro forma consolidated financial statements

Exhibit 99.2 -- Page 4

Yummy Flies, Inc.,
and Pura Naturals, Inc.
Notes to Pro form Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

Effective July 18, 2016 (the "Closing Date"), Yummy Flies, Inc. (the "Company" or "Yummy") entered into that certain Share Exchange Agreement (the "Share Exchange Agreement") by and among the Company, Pura Naturals, Inc., a Delaware corporation ("Pura") and certain shareholders of Pura (the "Pura Shareholders").  Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding common and preferred stock of Pura held by the PURA Shareholders for shares of common stock of the Company on approximately a 1:2.4 basis.  At the Closing Date, Robert Lee, the holder of 8,289,000 shares of the Company's common stock, agreed to cancelation of such shares.  Also on the Closing Date, the Company issued approximately 6,267,000 shares of common stock to the Pura shareholders.   As a result of the share exchange agreement and the other transactions contemplated thereunder, Pura is now a majority owned subsidiary of the Company

The accompanying pro forma consolidated balance sheet presents the accounts of Yummy and Pura as if the Merger occurred June 30, 2016.  The accompanying pro forma consolidated statement of operations presents the accounts of Yummy and Pura for the six months ended June 30, 2016, and the years ended December 31, 2015 as if the Merger occurred on January 1, 2015.
The following adjustments would be required if the acquisition occurred as indicated above:

a)	To record the cancellation of 8,289,000 shares of the Company's $0.001 par value common stock owned by Robert Lee.

b)	To record the exchange of 15,015,000 shares of Pura $0.001 par value common stock for 6,267,000 shares of the Company's $0.001 par value common stock. The adjustment of $8,748 is the par value of the 6,267,000 shares of the Company's common stock ($6,267) less the elimination of the 15,015,000 shares of Pura's common stock ($15,015).

c) To record the removal of the accumulated deficit of Yummy as the transaction is recorded as a reverse merger.  The exchange of shares with Pura was accounted for as a reverse acquisition under the purchase method of accounting since Pura obtained control of Yummy. Accordingly, the merger of Pura into Yummy was recorded as a recapitalization of Pura, Pura being treated as the continuing entity.

The unaudited consolidated pro forma financial information is presented for informational purposes only and is subject to a number of uncertainties and assumptions and do not purport to represent what the company's actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

Exhibit 99.2 -- Page 5